Exhibit 99.1

SYNNEX Corporation Completes Spin-off of Concentrix Corporation

Fremont, Calif., December 1, 2020 – SYNNEX Corporation (NYSE: SNX) today announced the successful completion of the spin-off of Concentrix Corporation (Nasdaq: CNXC) to SYNNEX shareholders. Under the terms of the separation, on December 1, 2020, stockholders who held SYNNEX common stock at the close of business on November 17, 2020 (the “Record Date”) received a distribution of one Concentrix common share for every one share of SYNNEX common stock held as of the Record Date. No fractional shares of Concentrix were distributed.

Since November 16, 2020, there have been two markets in SYNNEX common stock.  Shares that were traded in the “regular way” were entitled to shares of Concentrix common stock pursuant to the distribution.  Shares traded in the “ex-distribution” market traded without an entitlement to shares of Concentrix common stock pursuant to the distribution.  These shares of SYNNEX common stock in the “ex-distribution” market have been traded under the symbol “SNX WI”.

Concentrix shares have traded on a “when issued” basis on the Nasdaq under the symbol “CNXCV”, permitting investors to trade the right to receive Concentrix shares in the distribution. “When issued” trading of Concentrix common shares ended at the close of the market on November 30, 2020. Starting today, the “regular way” trading of Concentrix common stock on the Nasdaq will commence under the symbol “CNXC.”

“We are pleased to announce the completion of the separation transaction and wish the Concentrix team well as an independent publicly traded company,” said Dennis Polk, President and CEO of SYNNEX. “I am excited for the future of SYNNEX and the ongoing value we expect to deliver to our vendors, customers, associates and shareholders.”

About SYNNEX

SYNNEX Corporation (NYSE: SNX) is a Fortune 200 corporation and a leading business process services company, providing a comprehensive range of distribution, logistics and integration services for the technology industry to a broad range of enterprises.  SYNNEX distributes a broad range of information technology systems and products, and also provides systems design and integration solutions. Founded in 1980, SYNNEX Corporation operates in numerous countries throughout North and South America, Asia-Pacific and Europe. Additional information about SYNNEX may be found online at synnex.com.

Safe Harbor Statement

Statements in this news release regarding SYNNEX Corporation, which are not historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to, statements regarding when shares will trade the regular way; expected benefits of the transaction; and expected value. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to general economic and market conditions; risks related to the ability to realize the anticipated benefits of the transaction; the unfavorable outcome of any legal proceedings that have been or may be instituted against SYNNEX or Concentrix; the ability to retain key personnel; negative effects of the consummation of the spin-off on the market price of the capital stock of SYNNEX or Concentrix; significant transaction costs, fees, expenses and charges; unknown liabilities; the risk of litigation and/or regulatory actions related to the transaction; transaction-related financings; other business effects; and other risks and uncertainties detailed in the Concentrix Form 10 registration statement, in our Form 10-K for the fiscal year ended November 30, 2019, and in subsequent SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation does not intend to update information contained in this press release.

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Investor Contact:

Liz Morali

Investor Relations

SYNNEX Corporation

ir@synnex.com

510-668-8436